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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (IN THOUSANDS)

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
                                                                   FOR THE
                                                             THREE MONTHS ENDED
                                                                  MARCH 31,
                                                             -------------------
                                         1993  1994   1995     1995      1996
                                         ----- -----  -----  --------- ---------
Weighted average shares of common stock
 outstanding:
 Balance outstanding--beginning of
  period...............................  7,536 7,605  7,656      7,656     7,682
 Weighted average shares issued during
  the period...........................     28    39     51         16        18
 Weighted average shares of treasury
  stock acquired.......................     --    (3)   (23)        --        --
 Incremental shares of common stock
  outstanding giving effect to stock
  options..............................    404   351    384        401       490
                                         ----- -----  -----  --------- ---------
 Weighted balance--end of period.......  7,968 7,992  8,068      8,073     8,190
                                         ===== =====  =====  ========= =========
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